UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 31, 2006
ULTRALIFE BATTERIES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)

0-20852	16-1387013

(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Technology Parkway, Newark, New York	14513

(Address of principal executive offices)	(Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURE

Item 8.01 Other Events.
     On April 28, 2006, Ultralife Batteries, Inc. (the “Company”) filed a Proxy Statement with the Securities and Exchange Commission relating to its 2006 Annual Meeting of Shareholders to be held on June 8, 2006. In the Proxy Statement, the Company submitted a proposal to approve the amendment of its Amended and Restated Long-Term Incentive Plan (the “Plan”) by increasing from 750,000 to 1,500,000 the number of shares of the Company’s Common Stock authorized to be issued pursuant to that Plan. In that Proxy Statement, the Company also submitted a proposal to ratify and approve the grant of a non-qualified stock option to John D. Kavazanjian, its Chief Executive Officer, to acquire up to 80,000 shares of the Company’s Common Stock.
     In response to external feedback and concerns voiced regarding the Company’s equity “burn rate” of its stock-based compensation awards, on May 31, 2006, the Company determined that it will take appropriate steps to control its equity burn rate. Equity burn rate analysis is a measure of dilution that shows how rapidly a company is using its shares reserved for equity compensation plans. This analysis is frequently used by institutional investors to determine whether they should support or reject equity compensation proposals submitted to a company’s shareholders for approval. To calculate a company’s equity burn rate percentage, the sum of the total number of shares represented by stock options granted in a fiscal year, plus two times the total number of shares of restricted stock or other stock awards awarded in that year, is divided by the gross number of shares outstanding at the end of that year. In connection with the Plan amendment, the Company commits to maintain an average annual equity burn rate for the fiscal years ending December 31, 2006, 2007 and 2008 not exceeding 2.93% per year. This equity burn rate of 2.93% corresponds to the current mean plus one standard deviation of the Standard & Poor’s Global Industry Classification Standards peer group pertinent to Ultralife Batteries, Inc. and is slightly lower than the Company’s average annual equity burn rate of 3.12% for the fiscal years ended December 31, 2003, 2004 and 2005.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRALIFE BATTERIES, INC.
Dated: May 31, 2006.	By:	/s/Peter F. Comerford
Vice President of Administration &
General Counsel

2